UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 17, 2009

Bell Microproducts Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	0-21528	94-3057566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

(a) On September 29, 2008, Bell Microproducts Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”), among the Company, and certain of the Company’s US and Canadian subsidiaries, on the one hand, and Wachovia Capital Finance Corporation (Western) (“Wachovia”) in its capacity as administrative agent for the Lenders, and Wachovia, Bank of America, N.A., The CIT Group/Business Credit, Inc., and Wells Fargo Foothill, LLC (the “Lenders”), on the other hand.  On February 17, 2009, the parties to the Amended Loan Agreement entered into a Second Amendment to the Amended Loan Agreement (the “Second Amendment”).  Among other things, the Second Amendment removed the fixed charge coverage ratio for the quarter ended December 31, 2008, and reduced the fixed charge coverage ratio criteria required in the quarters ending March 31, 2009 and June 30, 2009.  The Second Amendment also extends the required delivery date of the Company’s audited financial statements for the year ended December 31, 2007, from March 31, 2009 to June 30, 2009.  In addition, the Second Amendment modifies the definition of Interest Rate and the calculation of Excess Availability, as those terms are utilized in the Amended Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Second Amendment to Amended and Restated Loan and Security Agreement dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
February 20, 2009	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Loan and Security Agreement dated February 17, 2009.